Exhibit 99.1

U.S. Rare Earths Adds Mark Crandall As Director

Company Notes his Expertise in both the Commodities Trading and Alternative Energy Markets

NEW YORK, June 27, 2013 /PRNewswire/ -- U.S. Rare Earths, Inc., "UREE", (OTCBB: UREE), a rare earths exploration company with mining claims in Idaho, Montana, and Colorado, is pleased to welcome Mark Crandall as the Company's newest Director. He replaces Michael Parnell, who continues to serve as the National Accounts Director for U.S. Rare Earths and its subsidiaries.

"U.S. Rare Earths welcomes Mark as a significant shareholder," said John V. Lattimore Jr., Chairman of the Board, "and having his involvement as a Board member will strengthen our team as we move to the next stage in our development."

"It is clear that Mark's expertise and direct involvement with our company will better allow U.S. Rare Earths to pre-position a truly 'free markets' approach for the development of a more standardized global trading and settlement platform for these strategic materials," added Kevin Cassidy, CEO of U.S. Rare Earths. "Given Mark's prior experience in organizing the development of other commodities markets, we believe he will become invaluable in helping U.S. Rare Earths bring the Rare Earths marketplace 'online,' and evolving the Rare Earths sector to become much more in line with the other broader commodity markets."

As Director, working closely with Mr. Cassidy, Mr. Crandall will focus specifically on global trading and settlement platforms, to rationalize what has been a very opaque Rare Earths market.

Mark Crandall co-founded Morgan Stanley's energy business in the early 1980s. In 1993 he became a founding partner in Trafigura, an energy trading company, which grew to $30 billion in sales and 1,000 employees in 58 offices worldwide. During his tenure with Trafigura, Mr. Crandall was responsible for electricity trading across Europe, which spurred his interest in renewable generation technologies and deepened his understanding of the fundamentals of the power markets in advanced economies. Later, Mr. Crandall started Continental Wind Power (CWP), an alternative energy power company, in 2005 by investing his own personal funds in broader emerging markets, including Polish and Romanian wind development, before eventually bringing in outside capital when CWP was officially formed in 2007.
"I am very excited by the prospects of U.S. Rare Earths, especially its unique exposure to heavy rare earths which sharply differentiates it from its apparent competitors," said Mr. Crandall. "Having participated earlier in my life in the management of companies experiencing explosive growth I relish the opportunity to do so again."

U.S. Rare Earths is currently drilling at its Last Chance property on the Montana side of the Lemhi Pass. The Last Chance permit gives the Company active permits for 6 properties across three states.

U.S. Rare Earths' properties in Idaho and Montana, including Lemhi Pass, have been recognized in the U.S. Department of Energy's Critical Materials Strategy publications to have significant showings of Heavy Rare Earth Elements, in particular for the five Rare Earths identified by DOE as being at "Critical Risk": Dysprosium, Europium, Neodymium, Terbium and Yttrium.

About U.S. Rare Earths, Inc.:

U.S. Rare Earths, Inc. ("USRE", "U.S. Rare Earths" or the "Company") is a mineral exploration, mining and claims acquisition company based in Lonoke, AR. Formerly Colorado Rare Earths, Inc., the Company holds over 12,000 acres of mining claims for rare-earth elements in Colorado, Idaho and Montana. In Colorado, these claims include the Powderhorn Property in Gunnison County, and Wet Mountain Property in Fremont and Custer Counties. Idaho/Montana claims include the Lemhi Pass Property in Lemhi County, Idaho and Beaverhead County, Montana, the Diamond Creek and North Fork Properties in Lemhi County, Idaho and the Sheep Creek Property in Ravalli County, Montana. The mention of REE in the Lemhi Pass area is almost entirely synonymous with USRE.

Rare earth elements are critical to many existing and emerging 21st century applications including clean-energy technologies such as hybrid cars and electric vehicles; high-technology applications including cell phones and digital music players; hard disk drives used in computers; microphones; fiber optics; lasers; and in addition, critical defense applications such as global positioning systems, radar and sonar; and advanced water treatment applications, including those for industrial, military, homeland security, domestic and foreign aid use.

For more information visit www.usrareearths.com.

Safe Harbor Statement. Some statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially. These statements may contain words such as "desires," "believes," "anticipates, " "plans," "expects," "intends," "estimates" or similar expressions. These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause its actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Such statements include, but are not limited to, rare-earth industry risks, estimates of mineralized materials, litigation risks, plans to raise capital, and board, management and governance risks. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the Company's SEC filings. The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.

Rubenstein Public Relations
Contact: Jonathan Goldberg Tel: 212.843.9335        212.843.9335 FREE
Email: jgoldberg@rubensteinpr.com

SOURCE U.S. Rare Earths, Inc.
Web site: http://www.usrareearths.com